UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2016

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 14, 2016, McKesson Corporation (the “Company”) committed to a restructuring plan to lower its operating costs (“Cost Alignment Plan”). The Cost Alignment Plan will consist of a reduction in workforce and business process initiatives that will be substantially implemented prior to the completion of the Company’s fiscal year ending March 31, 2019 (“Fiscal 2019”).

As a result of its Cost Alignment Plan, the Company expects to record pre-tax charges to earnings totaling approximately $300 million to $330 million. Approximately $250 million to $275 million will be recorded in the fourth quarter of the Company’s fiscal year ending March 31, 2016, with the remainder recognized prior to the completion of Fiscal 2019. A majority of the charges will be comprised of severance and employee-related costs. The balance of the charges will include exit-related costs, asset impairments and accelerated depreciation. These ranges are estimates and actual charges to earnings may vary.

The Company expects the Cost Alignment Plan to generate approximately $170 million to $190 million of net pre-tax savings during the fiscal year ending March 31, 2017 and an incremental $70 million to $90 million of net pre-tax savings in the fiscal year ending March 31, 2018.

Forward-Looking Statements:

This current report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2016

McKesson Corporation

By:	/s/ James A. Beer
James A. Beer
Executive Vice President and Chief Financial Officer